Switch Announces First Quarter 2022 Financial Results
Revenue of $164.6 million, Net Income of $23.9 million, Adjusted EBITDA of $86.8 million
Revenue Growth of 26%, Organic Revenue Growth of 16% Compared to Year Ago Quarter
Incremental Annualized Revenue Bookings of $20 million and Total Contract Value of $160 million

LAS VEGAS, NV — May 10, 2022 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended March 31, 2022.

“Switch maintained its positive momentum in the first quarter of 2022, delivering strong revenue growth and robust sales activity as we continued to execute upon a significant pipeline of customer opportunities,” said Rob Roy, Founder and CEO of Switch. “We are extremely pleased with the high sales velocity and overall demand for LAS VEGAS 15, with the first sector substantially committed to clients just weeks after its early Q2 opening, and several transactions closed in sector two. In addition, our longer term sales funnel remains at or above record levels as we continue to see high levels of customer interest for Switch Tier 5 data center capacity scheduled to come online in 2023 and 2024.”

First Quarter 2022 Financial Results

Financial Summary ($ in millions, except per share amounts)	Q1 2021	Q4 2021	Q1 2022	Y/Y% Change	Q/Q% Change

Consolidated revenue	$130.9	$161.4	$164.6	26%	2%
Switch revenue (excluding Data Foundry)	$130.9	$149.3	$152.3	16%	2%
Data Foundry revenue	—	$12.1	$12.3	n.m.	2%
Income (loss) from operations[1]	$24.2	$(10.8)	$27.2	13%	n.m.
Net income (loss)[1]	$24.4	$(18.5)	$23.9	-2%	n.m.
Net income (loss) per diluted share	$0.09	$(0.07)	$0.08	-7%	n.m.
Adjusted net income per diluted share	$0.08	$0.03	$0.04	-49%	48%
Adjusted EBITDA	$73.4	$85.8	$86.8	18%	1%
Adjusted EBITDA Margin %	56.1%	53.2%	52.7%	-340 bp	-50 bp
Adjusted Funds From Operations	$61.0	$68.0	$70.3	15%	3%

Key Performance Indicators	Q1 2021	Q4 2021	Q1 2022	LTM Average
Total Contract Value	$117.3	$163.3	$159.5	$113.9
Annualized Monthly Recurring Revenue	$37.3	$47.6	$47.8	$33.8
Incremental Annualized Revenue	$18.1	$29.5	$19.9	$19.9
Weighted Average Term (yrs)	4.1	4.9	4.2	4.3
1Fourth quarter 2021 income (loss) from operations and net income (loss) includes a noncash litigation settlement of $35 million.

“Switch’s best-in-class data center designs and compelling combination of low cost connectivity offerings and highly sustainable infrastructure continue to gain favor with a broadening base of enterprise customers,” said Thomas Morton, President of Switch. “We are pleased with our strong first quarter results and remain focused on driving profitable growth while increasing value to stakeholders.”

“Our strong first quarter 2022 revenue growth reflects the benefit of favorable capital allocation and execution on strategic sales objectives over the past several months,” said Gabe Nacht, CFO of Switch. “While Q1 margins were affected by elevated SG&A expenses related to our REIT conversion, we remain on track to achieve our full year 2022 financial objectives with respect to growth and profitability.”

First Quarter 2022 Operating Results
Switch reported consolidated first quarter 2022 revenue of $164.6 million, increasing 26% compared to the first quarter of 2021. Excluding Data Foundry revenue of $12.3 million, Switch first quarter revenue totaled $152.3 million, representing 16% organic growth compared to the year ago quarter. Adjusted EBITDA totaled $86.8 million for Q1 2022, compared to $73.4 million in Q1 2021, reflecting an Adjusted EBITDA margin of 52.7% and year-over-year growth of 18%. Switch reported first quarter 2022 net income of $23.9 million, compared to net income of $24.4 million in Q1 2021. Adjusted net income was $6.3 million in the first quarter, or $0.04 per diluted share. First quarter 2022 Adjusted Funds from Operations were $70.3 million, increasing 15% compared to $61.0 million in the year ago quarter.

Balance Sheet and Liquidity
As of March 31, 2022, Switch’s net debt was $1.75 billion(1), resulting in a net debt to Q1 2022 annualized Adjusted EBITDA(2) ratio of 5.0x. As of March 31, 2022, Switch had liquidity of $290.6 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Net debt is calculated as total debt outstanding, including finance lease liabilities, of $1.77 billion, net of cash and cash equivalents of $27.5 million, as of March 31, 2022.
(2)    Annualized Adjusted EBITDA is calculated as first quarter 2022 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the first quarter totaled $150.4 million, including maintenance capital expenditures of $1.8 million, or 1.1% of total revenue. Growth capital expenditures, excluding land purchases, were $148.6 million for the first quarter of 2022, compared to $98.3 million in the same period last year.

During the quarter ended March 31, 2022, Switch capital expenditures were primarily incurred as follows: (i) $65.9 million in The Core Campus primarily related to ongoing construction and tenant improvements at LAS VEGAS 15 and site preparation for LAS VEGAS 14 and LAS VEGAS 16; (ii) $45.9 million in The Citadel Campus for ongoing construction of the TAHOE RENO 2 facility scheduled to open in early 2023; (iii) $24.3 million in The Keep Campus primarily for construction of the ATLANTA 3 data center scheduled to open in the second half of 2023 and site development costs related to ATLANTA 4; and (iv) $13.9 million in The Rock Campus primarily related to site preparation for the AUSTIN 4 and AUSTIN 5 data centers in Round Rock.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0525 per share of Switch’s Class A common stock. The dividend will be payable on June 6, 2022 to all stockholders of record as of the close of business on May 24, 2022. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0525 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Signed a five-megawatt expansion order with an existing semiconductor customer at The Citadel Campus representing $7 million of incremental annualized revenue and $45 million in total contract value.
•Signed a four-megawatt expansion with a global cloud infrastructure provider at The Core Campus representing $5 million of incremental annualized revenue.
•Signed an expansion order with a Fortune 500 video game publisher at The Core Campus totaling over $2 million of incremental annualized revenue and $6 million in total contract value.
•Signed an expansion order for both colocation and network services with an existing global logistics customer at The Core Campus and The Keep Campus totaling $2 million of incremental annualized revenue.
•Signed a three-year renewal with a top-10 financial technology customer at The Core Campus representing approximately $45 million in total contract value.
•In April, Switch issued its 2021 Environmental, Social and Governance (“ESG”) Report, prepared in accordance with GRI, TCFD, GRESB, and SASB reporting frameworks. The report highlights Switch’s leadership and accomplishments across the spectrum of environmental stewardship, social commitment, and sound corporate governance.

2022 Guidance
Switch is maintaining its full year 2022 guidance as follows:
•Revenue in the range of $660 million to $674 million, reflecting 13% growth at the midpoint.
•Adjusted EBITDA in the range of $345 million to $357 million, reflecting a margin of 52.6% at the midpoint.
•Capital expenditures, excluding land purchases, in the range of $510 million to $560 million.

Switch’s 2022 guidance reflects management’s best assessment of currently available information and forecasts of sales performance, customer installations, and renewal activity for the remainder of 2022. Revenue guidance incorporates the company’s signed revenue backlog as of the date of this release, including a $12 million incremental revenue contribution from the backlog as of March 31, 2022. Guidance for Adjusted EBITDA and Adjusted EBITDA margin reflects the company’s current operating budget for 2022, including amounts for variable costs that are dependent on the level of customer power usage, sales activity, and operating revenue throughout the year. Guidance for capital expenditures is based upon the construction projects currently disclosed by management including data centers that are expected to open in 2023-2024 and thus not expected to generate revenue in the current year. Actual capital expenditures are subject to modulation based on customer demand and deployment timelines.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2022 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income or loss, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 8:30 a.m. Eastern time on May 11, 2022. Parties in the United States can access the call by dialing 844-200-6205, parties in Canada can dial 226-828-7575, and all international parties can dial 929-526-1599. Please use participant access code 250393.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Wednesday, May 18, 2022. To access the replay, U.S. parties can dial 866-813-9403, parties in Canada can dial 226-828-7578, and international parties can dial +44 204 525 0658. The replay access code is 300538.

Upcoming Conferences and Events
Switch management will participate in the following upcoming investor conferences:
•J.P. Morgan 50th Annual TMC Conference – May 23-24, 2022 in Boston, MA
•RBC Capital Markets Global Communications Conference – May 25, 2022 in Denver, CO
•Stifel Cross Sector Insight Conference – June 6, 2022 in Boston, MA
•Nareit® REITweek 2022 Investor Conference – June 7-8, 2022 in New York, NY
•William Blair 42nd Annual Growth Stock Conference – June 9, 2022 in Chicago, IL

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Funds From Operations, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. In addition, Switch presents revenue and Adjusted EBITDA, excluding Data Foundry, which are also non-GAAP measures. Switch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment, amortization of customer relationships, and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines Adjusted Funds from Operations as net income (loss) adjusted for depreciation and amortization of property and equipment, amortization of customer relationships, noncash equity-based compensation, deferred income tax expense, unrealized loss (gain) on swaps, loss on debt extinguishment, maintenance capital expenditures, and certain other items that Switch believes are not indicative of its core operating performance. Switch defines adjusted net income attributable to Switch, Inc. as net income (loss) adjusted for gain (loss) on swaps and noncash litigation settlement expense, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income (Loss) to Adjusted EBITDA”, “Reconciliation of Net Income (Loss)

to Adjusted Funds From Operations,” and the “Reconciliation of Net Income (Loss) Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s guidance relating to revenue, Adjusted EBITDA and capital expenditures for the year ending December 31, 2022; Switch’s expectations regarding operating results, including the timing of revenue growth in 2022; Switch’s expectations regarding its plans to pursue a conversion to a REIT structure, including the timing or completion of such conversion; Switch’s estimated data center construction and opening timelines; Switch’s expectations regarding customer demand and retention, market position, growth and financial results; and Switch’s expectations regarding future declarations of dividends and cash distributions. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) the impact of COVID-19 and its variants on its business operations, including the duration, spread, severity, and reoccurrences of such pandemic, the duration and scope of related government orders and restrictions, the impact on its employees, and the impact on the global economy including demand for its customers, partners and vendors' products and services; (ii) the impact of COVID-19 and its variants on its vendors and suppliers, including disruptions and inefficiencies in the supply chain; (iii) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (iv) delays or unexpected costs in development and opening of data center facilities; (v) any slowdown in demand for its existing data center resources; (vi) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vii) its ability to effectively compete in the data center market; (viii) its ability to license space in its existing data centers; (ix) the geographic concentration of its data centers in certain markets; (x) local economic, credit and market conditions that impact its customers in these markets; (xi) the impact of delays or disruptions in third-party network connectivity; (xii) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xiii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiv) its ability to obtain necessary capital to fund its capital requirements and its ability to continue to comply with covenants and terms in its credit instruments; (xv) fluctuations in interest rates and increased operating costs, including power costs; (xvi) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvii) loss of significant customers or key personnel; (xiii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s most recent Annual Report on Form 10-K and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMEs, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; Atlanta, Georgia; and Austin, Texas are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,493	$48,325
Restricted cash	1,890	1,890
Accounts receivable, net of allowance for credit losses of $363 and $361, respectively	24,774	18,368
Prepaid expenses	11,457	10,265
Other current assets, net of allowance for credit losses of $3	4,627	4,624
Total current assets	70,241	83,472
Property and equipment, net	2,317,408	2,237,059
Long-term deposit	15,222	13,504
Deferred income taxes	306,753	295,699
Intangible assets, net	124,354	125,758
Goodwill	106,350	106,350
Other assets, net of allowance for credit losses of $94 and $91, respectively	59,097	56,776
TOTAL ASSETS	$2,999,425	$2,918,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$4,000	$4,000
Accounts payable	21,813	55,262
Accrued salaries and benefits	8,316	6,786
Accrued interest	7,822	8,577
Accrued expenses and other	16,580	18,285
Accrued construction payables	32,580	31,093
Deferred revenue, current portion	21,163	16,905
Customer deposits	16,707	16,335
Swap liability, current portion	2,846	8,062
Operating lease liability, current portion	2,705	3,281
Total current liabilities	134,532	168,586
Long-term debt, net	1,711,433	1,611,962
Operating lease liability	31,467	32,157
Finance lease liability	57,346	57,376
Deferred revenue	25,507	25,921
Liabilities under tax receivable agreement	412,456	395,615
Other long-term liabilities	969	8,360
TOTAL LIABILITIES	2,373,710	2,299,977
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 148,846 and 145,187 shares issued and outstanding, respectively	149	145
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 95,773 and 98,331 shares issued and outstanding, respectively	96	98
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	357,286	352,984
Accumulated deficit	(18,188)	(23,022)
Accumulated other comprehensive loss	(568)	(568)
Total Switch, Inc. stockholders’ equity	338,775	329,637
Noncontrolling interest	286,940	289,004
TOTAL STOCKHOLDERS’ EQUITY	625,715	618,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,999,425	$2,918,618

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$164,609	$130,866
Cost of revenue	94,491	71,693
Gross profit	70,118	59,173
Selling, general and administrative expense	42,871	34,998
Income from operations	27,247	24,175
Other income (expense):
Interest expense, including $662 and $583, respectively, in amortization of debt issuance costs and original issue discount	(13,197)	(8,757)
Gain on swaps	13,649	3,205
Equity in net losses of investments	—	(220)
Gain on sale of equity method investment	—	5,374
Other	475	3,271
Total other income	927	2,873
Income before income taxes	28,174	27,048
Income tax expense	(4,240)	(2,654)
Net income	23,934	24,394
Less: net income attributable to noncontrolling interest	11,141	12,753
Net income attributable to Switch, Inc.	$12,793	$11,641

Net income per share:
Basic	$0.09	$0.09
Diluted	$0.08	$0.09

Weighted average shares used in computing net income per share:
Basic	147,745	126,641
Diluted	153,265	129,110

Other comprehensive loss:
Foreign currency translation adjustment, net of reclassification adjustment and tax of $0	—	(474)
Comprehensive income	23,934	23,920
Less: comprehensive income attributable to noncontrolling interest	11,141	12,340
Comprehensive income attributable to Switch, Inc.	$12,793	$11,580

Switch, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss)	$23,934	$(18,460)	$24,394
Interest expense	13,197	13,521	8,757
Interest income	(37)	(36)	(39)
Income tax expense (benefit)	4,240	(1,629)	2,654
Depreciation and amortization of property and equipment	47,833	47,336	38,791
Amortization of customer relationships	1,562	1,563	—
Loss (gain) on disposal of property and equipment	193	193	(193)
Equity-based compensation	6,681	8,005	7,297
Gain on swaps	(13,649)	(4,203)	(3,205)
REIT and related restructuring/strategic initiatives	2,839	—	—
Litigation expense	—	4,253	—
Noncash litigation settlement expense	—	35,000	—
Equity in net losses of investments	—	281	220
Acquisition-related costs	—	—	140
Gain on sale of equity method investment	—	—	(5,374)
Adjusted EBITDA	$86,793	$85,824	$73,442

Switch, Inc.
Reconciliation of Net Income (Loss) to Adjusted Funds From Operations
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss)	$23,934	$(18,460)	$24,394
Deferred income taxes	4,240	(1,629)	2,654
Depreciation and amortization of property and equipment	47,833	47,336	38,791
Amortization of customer relationships	1,562	1,563	—
Loss (gain) on disposal of property and equipment	193	193	(193)
Maintenance capital expenditures	(1,833)	(2,839)	(2,121)
Equity-based compensation	6,681	8,005	7,297
Unrealized gain on swaps	(15,994)	(5,881)	(5,562)
Amortization of deferred financing costs	662	661	583
Installation adjustment, net	689	1,171	1,444
Other adjustments, net	(534)	(1,630)	(1,253)
REIT and related restructuring/strategic initiatives	2,839	—	—
Equity in net losses of investments	—	281	220
Litigation expense	—	4,253	—
Noncash litigation settlement expense	—	35,000	—
Acquisition-related costs	—	—	140
Gain on sale of equity method investment	—	—	(5,374)
Adjusted Funds From Operations	$70,272	$68,024	$61,020

Switch, Inc.
Reconciliation of Net Income (Loss) Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss) attributable to Switch, Inc.	$12,793	$(10,221)	$11,641
Gain on swaps	(13,649)	(4,203)	(3,205)
Noncash litigation settlement expense	—	35,000	—
Income tax impact on adjustments(1)	1,733	(3,815)	355
Noncontrolling interest impact on adjustments	5,397	(12,632)	1,514
Adjusted net income attributable to Switch, Inc.	$6,274	$4,129	$10,305

Adjusted net income per share—diluted	$0.04	$0.03	$0.08
Weighted average shares used in computing adjusted net income per share—diluted	153,265	149,427	129,110
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(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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